Exhibit 24(a)

                 INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Pre-Effective Amendment No.2 to Registration Statement No. 333-32515 of Williams
Industries, Incorporated and Subsidiaries on Form S-2 of our report dated September 30, 1997 appearing in the Annual Report on
Form 10-K of Williams Industries, Incorporated and Subsidiaries for the year ended July 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.

DELOITTE & TOUCHE LLP

Washington, DC

November 7, 1997